SALEM MEDIA GROUP, INC. ANNOUNCES THIRD QUARTER 2016

TOTAL REVENUE OF $71.3 MILLION

CAMARILLO, CA November 7, 2016 – Salem Media Group, Inc. (Nasdaq: SALM) released its results for the three and nine months ended September 30, 2016.

Third Quarter 2016 Results

For the quarter ended September 30, 2016 compared to the quarter ended September 30, 2015:

Consolidated

•

Total revenue increased 5.6% to $71.3 million from $67.5 million;

•

Total operating expenses increased 6.4% to $62.4 million from $58.7 million;

•

Operating expenses, excluding gains or losses on the sale or disposal of assets, stock-based compensation expense, changes in the estimated fair value of contingent earn-out consideration, depreciation expense and amortization expense (1) increased 7.3% to $58.6 million from $54.7 million;

•

Operating income was unchanged at $8.8 million;

•

Net income increased to $2.2 million, or $0.08 net income per diluted share from $2.1 million, or $0.08 net income per diluted share;

•

EBITDA (1) increased 19.1% to $14.0 million from $11.8 million;

•

Adjusted EBITDA (1) decreased 1.5% to $12.6 million from $12.8 million;

•

Net cash provided by operating activities decreased 28.4% to $6.8 million from $9.5 million, and

•

Adjusted Free Cash Flow (1) decreased 2.9% to $6.9 million from $7.1 million.

Broadcast

•

Net broadcast revenue increased 3.2% to $51.1 million from $49.5 million;

•

Station Operating Income (“SOI”) (1) decreased 2.1% to $13.6 million from $13.9 million;

•

Same Station (1) net broadcast revenue increased 2.1% to $50.5 million from $49.4 million; and

•

Same Station SOI (1) decreased 1.5% to $13.8 million from $14.0 million.

Digital Media

•

Digital media revenue increased 7.8% to $12.0 million from $11.1 million; and

•

Digital Media Operating Income (1) increased 13.2% to $2.8 million from $2.5 million.

Publishing

•

Publishing revenue increased 18.9% to $8.2 million from $6.9 million; and

•

Publishing Operating Income (Loss) (1) increased to $0.2 million of income from a loss of $0.1 million.

Included in the results for the quarter ended September 30, 2016 are:

•

A $1.6 million increase in the deferred tax valuation allowance;

•

A $0.5 million ($0.3 million, net of tax, or $0.01 per share) net gain on the sale or disposal of assets primarily associated with the $0.7 million gain from a land easement in South Carolina that was offset by various fixed asset disposals;

•

A $0.2 million ($0.1 million net of tax) net decrease in the estimated fair value of the contingent earn-out consideration associated with the Eagle, Bryan Perry Newsletters and Daily Devotional acquisitions; and

•

A $0.1 million non-cash compensation charge related to the expensing of stock options primarily consisting of corporate expenses.

Included in the results for the quarter ended September 30, 2015 are:

•

A $0.6 million ($0.4 million, net of tax, or $0.02 per share) net decrease in the estimated fair value of the contingent earn-out consideration associated with the Twitchy.com, Eagle entities, Bryan Perry Newsletters and Daily Devotional acquisitions; and

•

A $0.2 million non-cash compensation charge ($0.1 million, net of tax) related to the expensing of stock options consisting of:

o

$0.1 million non-cash compensation charge included in corporate expenses and;

o

the remaining $0.1 million of non-cash compensation charges included in broadcast, Digital media and publishing operating expenses.

Per share numbers are calculated based on 26,183,182 diluted weighted average shares for the quarter ended September 30, 2016, and 25,907,651 diluted weighted average shares for the quarter ended September 30, 2015.

Year to Date 2016 Results

For the nine months ended September 30, 2016 compared to the nine months ended September 30, 2015:

Consolidated

•

Total revenue increased 3.6% to $203.6 million from $196.6 million;

•

Total operating expenses increased 3.5% to $179.0 million from $172.9 million;

•

Operating expenses, excluding gains or losses on the sale or disposal of assets, stock-based compensation expense, changes in the estimated fair value of contingent earn-out consideration, impairment of long-lived assets, depreciation expense and amortization expense (1) increased 5.1% to $167.7 million from $159.5 million;

•

Operating income increased 3.6% to $24.6 million from $23.8 million;

•

Net income remained unchanged at $5.9 million, or $0.23 net income per diluted share;

•

EBITDA (1) increased 3.8% to $35.9 million from $34.6 million;

•

Adjusted EBITDA (1) decreased 3.2% to $35.9 million from $37.1 million;

•

Net cash provided by operating activities increased 4.2% to $26.5 million from $25.4 million, and

•

Adjusted Free Cash Flow (1) decreased 9.2% to $18.0 million from $19.8 million.

Broadcast

•

Net broadcast revenue increased 2.9% to $149.8 million from $145.6 million;

•

SOI (1) decreased 0.8% to $40.3 million from $40.7 million;

•

Same Station (1) net broadcast revenue increased 1.5% to $147.7 million from $145.4 million; and

•

Same Station SOI (1) decreased 0.5% to $40.5 million from $40.7 million.

Digital Media

•

Digital media revenue increased 3.6% to $34.1 million from $32.9 million; and

•

Digital Media Operating Income (1) increased 6.8% to $7.2 million from $6.8 million.

Publishing

•

Publishing revenue increased 9.0% to $19.8 million from $18.2 million; and

•

Publishing Operating Income (Loss) (1) decreased to a loss of $0.1 million from income of $0.2 million.

Included in the results for the nine months ended September 30, 2016 are:

•

A $1.6 million increase in the deferred tax valuation allowance;

•

A $0.7 million impairment loss ($0.4 million, net of tax, or $0.02 per share) on land held for sale in Covina, California;

•

A $2.0 million ($1.2 million, net of tax, or $0.05 per diluted share) net gain on the sale or disposal of assets primarily associated with the $1.9 million gain on the sale of the Miami tower site and a $0.7 million gain from a land easement in South Carolina offset by a $0.4 million charge for leasehold improvements incurred upon the relocation of the offices in Washington D.C. market in addition to various fixed asset disposals;

•

A $0.5 million ($0.3 million, net of tax, or $0.01 per share) reserve for a litigation matter;

•

A $0.5 million ($0.3 million, net of tax, or $0.01 per share) net decrease in the estimated fair value of the contingent earn-out consideration associated with the Eagle entities, Bryan Perry Newsletters and Daily Devotional acquisitions; and

•

A $0.5 million non-cash compensation charge ($0.3 million, net of tax, or $0.01 per share) related to the expensing of stock options consisting of:

o

$0.3 million non-cash compensation included in corporate expenses;

o

$0.1 million non-cash compensation included in broadcast operating expenses; and

o

$0.1 million non-cash compensation included in Digital media operating expenses.

Included in the results for the nine months ended September 30, 2015 are:

•

A $0.8 million ($0.5 million, net of tax, or $0.03 per share) net decrease in the estimated fair value of the contingent earn-out consideration associated with the Twitchy.com, Eagle entities, Bryan Perry Newsletters and Daily Devotional acquisitions;

•

A $0.2 million pre-tax loss ($0.1 million, net of tax) on disposals of assets primarily associated with the relocation of the office and studio in the Seattle market; and

•

A $0.7 million non-cash compensation charge ($0.4 million, net of tax, or $0.02 per share) related to the expensing of stock options consisting of:

o

$0.4 million non-cash compensation included in corporate expenses;

o

$0.1 million non-cash compensation included in broadcast operating expenses;

o

$0.1 million non-cash compensation included in Digital media operating expenses; and

o

the remainder included in publishing operating expenses.

Per share numbers are calculated based on 26,012,930 diluted weighted average shares for the nine months ended September 30, 2016, and 25,886,087 diluted weighted average shares for the nine months ended September 30, 2015.

Balance Sheet

As of September 30, 2016, the company had $269.0 million outstanding on the Term Loan B and $1.1 million outstanding under the revolver.  The company was in compliance with the covenants of its credit facility.  The company’s bank leverage ratio was 5.29 versus a compliance covenant ratio of 6.00.

Acquisitions and Divestitures

The following transactions were completed since July 1, 2016:

•

On October 20, 2016, the company closed on the acquisition of radio station KXFN-AM in St. Louis, Missouri for $0.2 million of cash.  The station is currently dark and will be relaunched and operated within its existing St. Louis market cluster;

•

On October 20, 2016, the company closed on the acquisition of three FM translator construction permits for $0.1 million of cash. The FM translator construction permits were based in Angola, Indiana, Cofax, Indiana and Battle Creek, Michigan and will be used by WKH-AM and WHKW-AM, its radio stations in Cleveland, Ohio and WSDZ-AM its radio station in St. Louis, Missouri;

•

On October 19, 2016, the company closed on the acquisition of an FM translator construction permit in Palm Coast, Florida for $65,000 in cash from Delmarva Educational Association Corporation, a related party entity which Nancy A. Epperson the wife of the Chairman of the Board, and Stuart W. Epperson Jr., son of the Chairman of the Board serve as directors.  The translator will be used by its WTWD-AM radio station in Tampa, Florida;

•

On October 17, 2016, the company purchased two websites (www.historyonthenet.com and www.authentichistory.com) for $0.1 million;

•

On October 12, 2016, the company closed on the acquisition of an FM Translator in Lake City, Florida for $65,000 in cash Delmarva Educational Association Corporation, a related party entity which Nancy A. Epperson the wife of the Chairman of the Board, and Stuart W. Epperson Jr., son of the Chairman of the Board serve as directors.  The translator will be used by its WBZW-AM radio station in Orlando, Florida;

•

On September 13, 2016, the company acquired Mike Turner’s line of investment products, including domain names and related assets for $0.4 million in cash and the assumption of $0.1 million in deferred subscription liabilities;

•

On September 1, 2016, the company received $0.7 million in cash associated with a land easement granted in its South Carolina market; and

•

On August 1, 2016, the company acquired the assets of Hillcrest Media Group, Inc., for $3.5 million and the assumption of $1.1 million in deferred revenue liabilities, of which $3.3 million was paid in cash upon close and $0.2 million is due 90 days from the closing date upon finalization of deferred revenue obligations.  Hillcrest provides self-publishing services for general market authors and will be operated within its existing Xulon Press business.

Conference Call Information

Salem will host a teleconference to discuss its results on November 7, 2016 at 2:00 p.m. Pacific Time. To access the teleconference, please dial (877) 241-1527, and then ask to be joined into the Salem Media Group call or listen via the investor relations portion of the company’s website, located at investor.salemmedia.com.  A replay of the teleconference will be available through November 14, 2016 and can be heard by dialing (877) 344-7529, passcode 10094404 or on the investor relations portion of the company’s website, located at investor.salemmedia.com.

Fourth Quarter 2016 Outlook

For the fourth quarter of 2016, the company is projecting total revenue to be between a decrease of 1% and an increase of 1% over fourth quarter 2015 total revenue of $69.1 million.  The company is also projecting operating expenses, excluding gains or losses on the sale or disposal of assets, stock-based compensation expense, changes in the estimated fair value of contingent earn-out consideration, impairment of long-lived assets, depreciation expense and amortization expense to increase between 2% and 5% compared to the fourth quarter of 2015 operating expenses excluding gains or losses on the sale or disposal of assets, stock-based compensation expense, changes in the estimated fair value of contingent earn-out consideration, impairment of long-lived assets, depreciation expense and amortization expense of $55.8 million.

A reconciliation of non-GAAP operating expenses, excluding gains or losses on the sale or disposal of assets, stock-based compensation expense, changes in the estimated fair value of contingent earn-out consideration, impairment of long-lived assets, depreciation expense and amortization expense to the most directly comparable GAAP measure is not available without unreasonable efforts on a forward-looking basis due to the potential high variability, complexity and low visibility with respect to the charges excluded from this non-GAAP financial measure, in particular, the change in the estimated fair value of earn-out consideration, impairment of long-lived assets and gains or losses from the sale or disposal of fixed assets. We expect the variability of the above charges may have a significant, and potentially unpredictable, impact on our future GAAP financial results.

About Salem Media Group, Inc.

Salem Media Group is America’s leading multimedia company specializing in Christian and conservative content, with media properties comprising radio, digital media and book, magazine and newsletter publishing.  Each day Salem serves a loyal and dedicated audience of listeners and readers numbering in the millions nationally.  With its unique programming focus, Salem provides compelling content, fresh commentary and relevant information from some of the most respected figures across the media landscape.

The company, through its Salem Radio Group, is the largest commercial U.S. radio broadcasting company providing Christian and conservative programming.  Salem owns and operates 118 local radio stations, with 73 stations in the top 25 media markets.  Salem Radio Network (“SRN”) is a full-service national radio network, with nationally syndicated programs comprising Christian teaching and talk, conservative talk, news, and music.  SRN is home to many industry-leading hosts including: Bill Bennett, Mike Gallagher, Hugh Hewitt, Michael Medved, Dennis Prager and Eric Metaxas.

Salem New Media is a powerful source of Christian and conservative themed news, analysis, and commentary.  Salem’s Christian sites include: Christianity.com®, BibleStudyTools.com, GodTube.com, GodVine.com, WorshipHouseMedia.com and OnePlace.com. Considered by many to be a consolidation of the conservative news and opinion sector’s most influential brands, Salem’s conservative sites include RedState.com, Townhall.com®, HotAir.com, Twitchy.com, BearingArms.com and HumanEvents.com.

Salem’s Regnery Publishing unit, with a 65-year history, remains the nation’s leading publisher of conservative books.  Having published many of the seminal works of the early conservative movement, Regnery today continues as the dominant publisher in the conservative space, with leading authors including: Ann Coulter, Dinesh D’Souza, Newt Gingrich, David Limbaugh, Ed Klein and Mark Steyn.  Salem’s book publishing business also includes Xulon Press™, a leading provider of self-publishing services for Christian and conservative authors.

Salem Publishing™ publishes Christian and conservative magazines including Homecoming®, YouthWorker Journal™, The Singing News, and Preaching.

Salem's Eagle Financial Publications provides general market analysis and non-individualized investment strategies from financial commentators Mark Skousen, Nicholas Vardy, Doug Fabian, Bryan Perry, Bob Carlson and Mike Turner, as well as a stock screening website for dividend investors (DividendInvestor.com). The business unit's other financial websites include StockInvesto.com and DividentYieldHunter.com

Eagle Wellness provides insightful health advice and is a trusted source of high quality nutritional supplements from some of the country's leading health experts.  Leigh Erin Connealy MD, at NewportNaturalHealth.com, is the medical director of one of the largest medical practices in the country where she practices integrative medicine. Ski Chilton PhD, at GeneSmart.com, is a scientist and full professor at Wake Forest Medical School. He is a leading authority on the impact of diet and nutrition on health.

Company Contact:

Evan D. Masyr

Executive Vice President & Chief Financial Officer

(805) 384-4512

Evan@SalemMedia.com

Forward-Looking Statements

Statements used in this press release that relate to future plans, events, financial results, prospects or performance are forward-looking statements as defined under the Private Securities Litigation Reform Act of 1995.  Actual results may differ materially from those anticipated as a result of certain risks and uncertainties, including but not limited to the ability of Salem to close and integrate announced transactions, market acceptance of Salem’s radio station formats, competition from new technologies, adverse economic conditions, and other risks and uncertainties detailed from time to time in Salem's reports on Forms 10-K, 10-Q, 8-K and other filings filed with or furnished to the Securities and Exchange Commission. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof.  Salem undertakes no obligation to update or revise any forward-looking statements to reflect new information, changed circumstances or unanticipated events.

 Regulation G

Management uses certain non-GAAP financial measures defined below in communications with investors, analysts, rating agencies, banks and others to assist such parties in understanding the impact of various items on its financial statements.  The company uses these non-GAAP financial measures to evaluate financial results, develop budgets, manage expenditures and as a measure of performance under compensation programs.

The company’s presentation of these non-GAAP financial measures should not be considered as a substitute for or superior to the most directly comparable financial measures as reported in accordance with GAAP.

Regulation G defines and prescribes the conditions under which certain non-GAAP financial information may be presented in this earnings release.  The company closely monitors EBITDA, Adjusted EBITDA, Station Operating Income (“SOI”), Same Station net broadcast revenue, Same Station broadcast operating expenses, Same Station Operating Income, Digital Media Operating Income, and Publishing Operating Income, and operating expenses excluding gains or losses on the sale or disposal of assets, stock-based compensation, changes in the estimated fair value of contingent earn-out consideration, impairment of long-lived assets, depreciation and amortization, and Adjusted Free Cash Flow, all of which are non-GAAP financial measures.  The company believes that these non-GAAP financial measures provide useful information about its core operating results, and thus, are appropriate to enhance the overall understanding of its financial performance.  These non-GAAP financial measures are intended to provide management and investors a more complete understanding of its underlying operational results, trends and performance.

The company defines Station Operating Income (“SOI”) as net broadcast revenue minus broadcast operating expenses. The company defines Digital Media Operating Income as net Digital Media Revenue minus Digital Media Operating Expenses.  The company defines Publishing Operating Income (Loss) as net Publishing Revenue minus Publishing Operating Expenses.  The company defines EBITDA as net income before interest, taxes, depreciation, and amortization.  The company defines Adjusted EBITDA as EBITDA before gains or losses on the sale or disposal of assets, before changes in the estimated fair value of contingent earn-out consideration, before changes in the fair value of interest rate swaps, before impairments of long-lived assets, before net miscellaneous income and expenses, before (gain) loss on early retirement of long-term debt and before non-cash compensation expense.  SOI, Digital Media Operating Income, Publishing Operating Income (Loss), EBITDA and Adjusted EBITDA are commonly used by the broadcast and media industry as important measures of performance and are used by investors and analysts who report on the industry to provide meaningful comparisons between broadcasters.  SOI, Digital Media Operating Income, Publishing Operating Income (Loss), EBITDA and Adjusted EBITDA are not measures of liquidity or of performance in accordance with GAAP and should be viewed as a supplement to and not a substitute for or superior to its results of operations and financial condition presented in accordance with GAAP.  The company’s definitions of SOI, Digital Media Operating Income, Publishing Operating Income (Loss), EBITDA and Adjusted EBITDA are not necessarily comparable to similarly titled measures reported by other companies.

The company defines Adjusted Free Cash Flow as Adjusted EBITDA less cash paid for capital expenditures, less cash paid for income taxes, and less cash paid for interest.  The company considers Adjusted Free Cash Flow to be a liquidity measure that provides useful information to management and investors about the amount of cash generated by its operations after cash paid for capital expenditures, cash paid for income taxes and cash paid for interest.  A limitation of Adjusted Free Cash Flow as a measure of liquidity is that it does not represent the total increase or decrease in its cash balance for the period.  The company uses Adjusted Free Cash Flow, a non-GAAP liquidity measure, both in presenting its results to stockholders and the investment community, and in its internal evaluation and management of the business.  The company’s presentation of Adjusted Free Cash Flow is not intended to be considered in isolation or as a substitute for the financial information prepared and presented in accordance with GAAP.  The company’s definition of Adjusted Free Cash Flow is not necessarily comparable to similarly titled measures reported by other companies.

The company defines Same Station net broadcast revenue as broadcast revenue from its radio stations and networks that the company owns or operates in the same format on the first and last day of each quarter, as well as the corresponding quarter of the prior year.  The company defines Same Station broadcast operating expenses as broadcast operating expenses from its radio stations and networks that the company owns or operates in the same format on the first and last day of each quarter, as well as the corresponding quarter of the prior year.  The company defines Same Station SOI as Same Station net broadcast revenue less Same Station broadcast operating expenses.  Same Station operating results include those stations that the company owns or operates in the same format on the first and last day of each quarter, as well as the corresponding quarter of the prior year.  Same Station operating results for a full calendar year are calculated as the sum of the Same Station-results for each of the four quarters of that year.  The company uses Same Station operating results, a non-GAAP financial measure, both in presenting its results to stockholders and the investment community, and in its internal evaluations and management of the business.  The company believes that Same Station operating results provide a meaningful comparison of period over period performance of its core broadcast operations as this measure excludes the impact of new stations, the impact of stations the company no longer owns or operates, and the impact of stations operating under a new programming format.  The company’s presentation of Same Station operating results are not intended to be considered in isolation or as a substitute for the financial information prepared and presented in accordance with GAAP.  The company’s definition of Same Station operating results is not necessarily comparable to similarly titled measures reported by other companies.

For all non-GAAP financial measures, investors should consider the limitations associated with these metrics, including the potential lack of comparability of these measures from one company to another.

The Supplemental Information tables that follow the condensed consolidated financial statements provide reconciliations of the non-GAAP financial measures that the company uses in this earnings release to the most directly comparable measures calculated in accordance with GAAP.  The company uses non-GAAP financial measures to evaluate financial performance, develop budgets, manage expenditures, and determine employee compensation.  The company’s presentation of this additional information is not to be considered as a substitute for or superior to the directly comparable measures as reported in accordance with GAAP.

Salem Media Group, Inc.
Condensed Consolidated Statements of Operations
(in thousands, except share and per share data)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2015	2016	2015	2016
	(Unaudited)
Net broadcast revenue	$49,451	$51,052	$145,609	$149,768
Net digital media revenue	11,128	11,999	32,859	34,056
Net publishing revenue	6,912	8,221	18,172	19,802
Total revenue	67,491	71,272	196,640	203,626
Operating expenses:
Broadcast operating expenses	35,538	37,434	104,958	109,455
Digital media operating expenses	8,630	9,172	26,081	26,815
Publishing operating expenses	6,966	8,020	17,932	19,951
Unallocated corporate expenses	3,697	4,147	11,206	11,928
Change in the estimated fair value of contingent earn-out consideration	(603)	(196)	(792)	(458)
Depreciation and amortization	4,466	4,317	13,342	12,623
Impairment of long-lived assets	—	—	—	700
(Gain) loss on the sale or disposal of assets	(3)	(457)	156	(2,008)
Total operating expenses	58,691	62,437	172,883	179,006
Operating income	8,800	8,835	23,757	24,620
Other income (expense):
Interest income	3	1	6	4
Interest expense	(3,900)	(3,726)	(11,578)	(11,252)
Change in the fair value of interest rate swaps	(1,510)	856	(2,486)	(1,325)
Loss on early retirement of long-term debt	—	(18)	(41)	(32)
Net miscellaneous income and expense	1	7	8	7
Income from operations before income taxes	3,394	5,955	9,666	12,022
Provision for income taxes	1,317	3,763	3,771	6,121
Net income	$2,077	$2,192	$5,895	$5,901

Basic earnings per share Class A and Class B common stock	$0.08	$0.08	$0.23	$0.23
Diluted earnings per share Class A and Class B common stock	$0.08	$0.08	$0.23	$0.23

Distributions per share Class A and Class B common stock	$0.07	$0.07	$0.20	$0.20

Basic weighted average Class A and Class B common stock shares outstanding	25,459,962	25,815,242	25,411,862	25,617,307
Diluted weighted average Class A and Class B common stock shares outstanding	25,907,651	26,183,182	25,886,087	26,012,930

Salem Media Group, Inc.
Condensed Consolidated Balance Sheets
(in thousands)

	December 31, 2015	September 30, 2016
		(Unaudited)
Assets
Cash	$98	$80
Trade accounts receivable, net	36,029	36,444
Deferred income taxes	9,813	9,813
Other current assets	10,859	9,750
Property and equipment, net	105,483	103,322
Intangible assets, net	429,908	436,290
Deferred financing costs	151	99
Other assets	2,673	3,275
Total assets	$595,014	$599,073

Liabilities and Stockholders’ Equity
Current liabilities	$43,654	$41,536
Long-term debt and capital lease obligations	269,093	265,368
Fair value of interest rate swaps	798	2,124
Deferred income taxes	57,082	62,766
Other liabilities	14,566	14,866
Stockholders’ Equity	209,821	212,413
Total liabilities and stockholders’ equity	$595,014	$599,073

Salem Media Group, Inc.
Supplemental Information
(in thousands)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2015	2016	2015	2016
	(Unaudited)

Reconciliation of Operating Expenses excluding Gains or Losses on the Sale or Disposal of Assets, Stock-based Compensation Expense, Changes in the Estimated Fair Value of Contingent Earn-out Consideration and Depreciation and Amortization Expense (Recurring Operating Expenses) to Total Operating Expenses

Recurring Operating Expenses	$54,661	$58,639	$159,520	$167,691
Plus depreciation and amortization expense	4,466	4,317	13,342	12,623
Plus change in estimated fair value of contingent earn-out consideration	(603)	(196)	(792)	(458)
Plus impairment of long-lived assets	—	—	—	700
Plus (gain) loss on the sale or disposal of assets	(3)	(457)	156	(2,008)
Plus stock-based compensation expense	170	134	657	458
Total operating expenses	$58,691	$62,437	$172,883	$179,006

Reconciliation of Same Station Net Broadcast Revenue to Net Broadcast Revenue
Net broadcast revenue – Same Station	$49,420	$50,480	$145,438	$147,679
Net broadcast revenue – acquisitions	—	528	93	2,019
Net broadcast revenue – format change	31	44	78	70
Net broadcast revenue	$49,451	$51,052	$145,609	$149,768

Reconciliation of Same Station Broadcast Operating Expenses to Broadcast Operating Expenses
Broadcast operating expenses – Same Station	$34,454	$36,728	$104,715	$107,150
Broadcast operating expenses – acquisitions	23	657	108	2,213
Broadcast operating expenses – format change	61	49	135	92
Broadcast operating expenses	$35,538	$37,434	$104,958	$109,455

Reconciliation of Same Station SOI to SOI
Station operating income – Same Station	$13,966	$13,752	$40,723	$40,529
Station operating loss – acquisitions	(23)	(129)	(15)	(194)
Station operating loss – format change	(30)	(5)	(57)	(22)
Station operating income	$13,913	$13,618	$40,651	$40,313

Salem Media Group, Inc.
Supplemental Information
(in thousands)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2015	2016	2015	2016
	(Unaudited)
Calculation of Station Operating Income, Digital Media Operating Income and Publishing Operating Income (Loss)
Net broadcast revenue	$49,451	$51,052	$145,609	$149,768
Less broadcast operating expenses	(35,538)	(37,434)	(104,958)	(109,455)
Station Operating Income	$13,913	$13,618	$40,651	$40,313

Net digital media revenue	$11,128	$11,999	$32,859	$34,056
Less digital media operating expenses	(8,630)	(9,172)	(26,081)	(26,815)
Digital Media Operating Income	$2,498	$2,827	$6,778	$7,241

Net publishing revenue	$6,912	$8,221	$18,172	$19,802
Less publishing operating expenses	(6,966)	(8,020)	(17,932)	(19,951)
Publishing Operating Income (Loss)	$(54)	$201	$240	$(149)

The company defines EBITDA (1) as net income before interest, taxes, depreciation, and amortization.  The table below present a reconciliation of EBITDA (1) to Net Income, the most directly comparable GAAP measure.  EBITDA (1) is a non-GAAP financial performance measure that is not to be considered a substitute for or superior to the directly comparable measures reported in accordance with GAAP.

Salem Media Group, Inc. Supplemental Information
(in thousands)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2015	2016	2015	2016
	(Unaudited)
Net income	$2,077	$2,192	$5,895	$5,901
Plus interest expense, net of capitalized interest	3,900	3,726	11,578	11,252
Plus provision for income taxes	1,317	3,763	3,771	6,121
Plus depreciation and amortization	4,466	4,317	13,342	12,623
Less interest income	(3)	(1)	(6)	(4)
EBITDA	$11,757	$13,997	$34,580	$35,893

The company defines Adjusted EBITDA (1) as EBITDA (1) before gains or losses on the sale or disposal of assets, before changes in the estimated fair value of contingent earn-out consideration, before changes in the fair value of interest rate swaps, before impairments of long-lived assets, before net miscellaneous income and expenses, before (gain) loss on early retirement of long-term debt and before non-cash compensation expense.  The table below present a reconciliation of Adjusted EBITDA (1) to Net Income, the most directly comparable GAAP measure.  Adjusted EBITDA (1) is a non-GAAP financial performance measure that is not to be considered a substitute for or superior to the directly comparable measures reported in accordance with GAAP.

Salem Media Group, Inc.
Supplemental Information
(in thousands)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2015	2016	2015	2016
	(Unaudited)
Net income	$2,077	$2,192	$5,895	$5,901
Plus interest expense, net of capitalized interest	3,900	3,726	11,578	11,252
Plus provision for income taxes	1,317	3,763	3,771	6,121
Plus depreciation and amortization	4,466	4,317	13,342	12,623
Less interest income	(3)	(1)	(6)	(4)
EBITDA	$11,757	$13,997	$34,580	$35,893
Plus gain (loss) on the sale or disposal of assets	(3)	(457)	156	(2,008)
Plus change in the estimated fair value of contingent earn-out consideration	(603)	(196)	(792)	(458)
Plus changes the fair value of interest rate swaps	1,510	(856)	2,486	1,325
Plus impairment of indefinite-lived long-term assets other than goodwill	—	—	—	700
Plus net miscellaneous income and expenses	(1)	(7)	(8)	(7)
Plus loss on early retirement of long-term debt	—	18	41	32
Plus non-cash stock-based compensation	170	134	657	458
Adjusted EBITDA	$12,830	$12,633	$37,120	$35,935

The company defines Adjusted Free Cash Flow (1) as Adjusted EBITDA (1) less cash paid for capital expenditures, less cash paid for income taxes, and less cash paid for interest.  The company considers Adjusted Free Cash Flow to be a liquidity measure that provides useful information to management and investors about the amount of cash generated by its operations after cash paid for capital expenditures, cash paid for income taxes and cash paid for interest.  A limitation of Adjusted Free Cash Flow as a measure of liquidity is that it does not represent the total increase or decrease in its cash balance for the period.  The company uses Adjusted Free Cash Flow, a non-GAAP liquidity measure, both in presenting its results to stockholders and the investment community, and in its internal evaluation and management of the business.  The company’s presentation of Adjusted Free Cash Flow is not intended to be considered in isolation or as a substitute for the financial information prepared and presented in accordance with GAAP.  The company’s definition of Adjusted Free Cash Flow is not necessarily comparable to similarly titled measures reported by other companies.

The table below present a reconciliation of Adjusted Free Cash Flow to net cash provided by operating activities, the most directly comparable GAAP measure.  Adjusted Free Cash Flow is a non-GAAP liquidity measure that is not to be considered a substitute for or superior to the directly comparable measures reported in accordance with GAAP.

Salem Media Group, Inc.
Supplemental Information
(in thousands)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2015	2016	2015	2016
	(Unaudited)
Net cash provided by operating activities	$9,485	$6,791	$25,432	$26,509
Non-cash stock-based compensation	(170)	(134)	(657)	(458)
Tax benefit related to stock options exercised	(2)	(197)	(114)	(264)
Depreciation and amortization	(4,466)	(4,317)	(13,342)	(12,623)
Amortization of deferred financing costs	(157)	(157)	(471)	(475)
Accretion of financing items	(47)	(52)	(140)	(155)
Accretion of acquisition-related deferred payments and contingent earn-out consideration	(126)	(17)	(286)	(55)
Provision for bad debts	(835)	(420)	(1,746)	(688)
Deferred income taxes	(1,292)	(3,508)	(3,489)	(5,684)
Impairment of long-lived assets	—	—	—	(700)
Change in the fair value of interest rate swaps	(1,510)	856	(2,486)	(1,325)
Change in the estimated fair value of contingent earn-out consideration	603	196	792	458
(Gain) loss on the sale or disposal of assets	3	457	(156)	2,008
Loss on early retirement of debt	—	(18)	(41)	(32)
Changes in operating assets and liabilities:
Accounts receivable	4,419	3,449	(1,896)	(3,632)
Inventories	215	(157)	487	(147)
Prepaid expenses and other current assets	853	688	2,044	718
Accounts payable and accrued expenses	(1,217)	(2,703)	1,457	(4,143)
Deferred revenue	(3,558)	1,486	801	6,695
Other liabilities	(121)	—	(448)	—
Income taxes payable	—	(51)	154	(106)
Net income	$2,077	$2,192	$5,895	$5,901
Plus interest expense, net of capitalized interest	3,900	3,726	11,578	11,252
Plus provision for income taxes	1,317	3,763	3,771	6,121
Plus depreciation and amortization	4,466	4,317	13,342	12,623
Less interest income	(3)	(1)	(6)	(4)
EBITDA	$11,757	$13,997	$34,580	$35,893
Plus gain (loss) on the sale or disposal of assets	(3)	(457)	156	(2,008)
Plus change in the estimated fair value of contingent earn-out consideration	(603)	(196)	(792)	(458)
Plus changes the fair value of interest rate swaps	1,510	(856)	2,486	1,325
Plus impairment of indefinite-lived long-term assets other than goodwill	—	—	—	700
Plus net miscellaneous income and expenses	(1)	(7)	(8)	(7)
Plus gain (loss) on the early retirement of long-term debt	—	18	41	32
Plus non-cash stock-based compensation	170	134	657	458
Adjusted EBITDA	$12,830	$12,633	$37,120	$35,935
Less net cash paid for capital expenditures (2)	(2,110)	(2,185)	(6,317)	(7,240)
Less cash paid for taxes	(11)	(7)	(327)	(67)
Less cash paid for interest, net of capitalized interest	(3,604)	(3,545)	(10,675)	(10,644)
Adjusted Free Cash Flow	$7,105	$6,896	$19,801	$17,984

(2)     Net cash paid for capital expenditures reflects actual cash payments net of cash reimbursements under tenant improvement allowances and net of property and equipment acquired in trade transactions.

Selected Debt Data	Outstanding at	Applicable Interest Rate
	September 30, 2016
Term Loan B (1)	$119,000	4.50%
Term Loan B (2)	$150,000	5.52%
Revolver	$1,069	5.50%
(1) Subject to rolling LIBOR but no less than 1.00% plus a spread of 3.50%.

(2)    Under its swap agreement, the company pays a fixed rate of 1.645% plus a spread of 3.50%.  The swap is subject to a LIBOR floor of 0.0625% versus the Term Loan B debt floor of 1.00%.  The swap matures on March 28, 2019.